Exhibit 32.2

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER

pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Annual Report of Epsilon Energy Ltd. (the “Corporation”) on Form 10-K for the period ending December 31, 2024 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Corporation.

Date: March 19, 2025

/s/ J. Andrew Williamson
J. Andrew Williamson
Chief Financial Officer